Exhibit 99.1

         October 28, 2011

Contact:	Stephen P. Theobald
Executive Vice President, Chief Financial Officer
(757) 217-1000

Hampton Roads Bankshares Announces Third Quarter Financial Results

 Net loss in the quarter of $26.7 million

• Net interest margin remained stable at 3.19%

• Provision expense increased slightly to $17.7 million

• $11.1 million decline in nonperforming assets during the quarter

Norfolk, Virginia  (October 28, 2011):  Hampton Roads Bankshares, Inc. (the “Company”) (Nasdaq:  HMPR), the holding company of Bank of Hampton Roads and Shore Bank, today announced financial results for the third quarter of 2011.  The Company reported a net loss of $26.7 million for the quarter, compared to net income available to common shareholders of $30.0 million for the third quarter of 2010 and compared to a net loss of $18.8 million in the second quarter of 2011.  Net income available to common shareholders for the third quarter of 2010 was positively impacted by the conversion of the Company’s preferred stock into common stock during that quarter.  Excluding the positive impact of the conversion, the Company would have reported a net loss of $84.9 million for the third quarter of 2010.

Net interest income for the third quarter of 2011 was $17.6 million, down from the prior quarter as earning assets declined during the quarter, primarily in the loan portfolio. Net interest margin in the third quarter remained steady at 3.19% as lower funding costs offset declines in asset yields during the quarter.

Provision expense for the third quarter was $17.7 million, up slightly from $14.7 million in the previous quarter and down significantly from the $83.7 million of provision expense in the prior year quarter.  In addition, the Company reported a decline of $11.1 million in nonperforming assets during the third quarter, marking the fourth straight quarterly decline in nonperforming assets.

Noninterest income was ($0.2) million during the third quarter, down from $3.4 million in the second quarter of 2011 due to increased losses and impairments on foreclosed real estate, offset by realized gains on the sale of investment securities and a realized gain on the sale of the Company’s insurance agency, which was completed during the quarter.  Mortgage revenue increased during the quarter from $1.9 million in the second quarter to $2.7 million in the third quarter due to increased origination volumes.  The mortgage business returned to profitability during the quarter as a result of the increased originations and reductions in operating expenses associated with the business.  Noninterest income in the prior year quarter was $5.96 million, reflecting the relatively lower level of foreclosed assets at that time and the higher mortgage origination volumes experienced during the third quarter of 2010.

Noninterest expense decreased during the quarter, from $25.6 million to $24.1 million due primarily to lower salary and benefit costs, reduced occupancy costs and lower FDIC insurance costs, offset partially by increases in data processing and equipment expenses associated with the planned consolidation of the separate technology platforms of Shore Bank and Bank of Hampton Roads.  The reduction in salary and benefit costs is a result of the Company’s continued focus on reducing costs through the consolidation of selected branches, driving efficiencies in its businesses and the sale of the insurance agency during the quarter.

“Reducing our portfolio of problem assets remains our number one focus and we continue to make slow but steady progress towards that goal” said Douglas Glenn, Interim President and Chief Executive Officer.  “In the meantime, our focus on efficiency and balance sheet management has enabled us to reduce interest and noninterest costs, driving profitability for the quarter in our mortgage operations and at Shore Bank.  We will continue to manage our business for the long term benefit of our shareholders.”

As of September 30, 2011, total assets were $2.44 billion, down from $2.60 billion at June 30, 2011.  During the quarter, loans outstanding declined from $1.71 billion to $1.63 billion as a result of limited origination activity, resolutions of problem loans and charge-offs.  Total deposits declined during the quarter to $2.04 billion from $2.16 billion at June 30, 2011 as the Company continued to reduce its excess cash position.

During the quarter, nonperforming assets declined to $236.9 million from $248.0 million at June 30, 2011.  Nonperforming assets represented 9.72% of total assets at September 30, 2011, up slightly from 9.55% of total assets at June 30, 2011 as total assets declined at a faster pace than total nonperforming assets.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s strategic plan, including branch consolidation and sales of branches, and returning the Company to profitability.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia.  The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Use of Non-GAAP Financial Measures

This earnings press release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Form 8-K filed related to this release.  The Form 8-K can be found on the SEC’s EDGAR website at www.sec.gov or our website at www.hamptonroadsbanksharesinc.com.

Hampton Roads Bankshares, Inc.
Financial Highlights
Unaudited
(in thousands, except per share data)

	Nine months ended
Operating Results	September 30, 2011	September 30, 2010

Interest income	$77,915	$93,616
Interest expense	23,904	36,043
Net interest income	54,011	57,573
Provision for loan losses	53,733	183,935
Noninterest income	5,337	16,887
Noninterest expense	80,281	68,814
Income tax expense (benefit)	2,154	(2,219)
Net loss	(76,820)	(176,070)
Minority Interest	382	583
Preferred stock dividend and accretion of discount	-	(112,114)
Net loss available to common shareholders	(77,202)	(64,539)

Per Share Data

Loss per share:
Basic	$(2.28)	$(65.73)
Diluted	(2.28)	(65.73)
Common dividends declared	-	-
Book value per common share	3.93	6.14
Book value per common share - tangible	3.81	5.72

Balance Sheet at Period-End

Total assets	$2,438,691	$3,067,572
Gross loans	1,625,107	2,101,085
Allowance for loan losses	83,036	163,253
Total securities	300,271	190,159
Intangible assets	4,130	11,353
Total deposits	2,044,395	2,593,110
Total borrowings	236,529	268,872
Shareholders' equity	135,670	168,543
Shareholders' equity - tangible	131,540	157,190
Common shareholders' equity	135,670	168,543
Common shareholders' equity - tangible	131,540	157,190

Daily Averages

Total assets	$2,654,697	$2,877,488
Gross loans	1,800,540	2,330,553
Total securities	347,613	202,703
Intangible assets	9,546	12,131
Total deposits	2,212,171	2,561,293
Total borrowings	253,419	275,212
Shareholders' equity	166,017	17,171
Shareholders' equity - tangible	156,471	5,040
Common shareholders' equity	166,017	(117,834)
Common shareholders' equity - tangible	156,471	(129,965)
Interest-earning assets	2,302,404	2,481,969
Interest-bearing liabilities	2,235,116	2,590,634

Financial Ratios	September 30, 2011	September 30, 2010

Return on average assets	-3.89%	-3.00%
Return on average common equity	-62.17%	73.23%
Return on average common equity - tangible	-65.97%	66.39%
Net interest margin	3.14%	3.10%
Efficiency ratio	141.63%	93.00%
Tangible common equity to tangible assets	5.40%	5.14%

Allowance for Loan Losses

Beginning balance	$157,253	$132,697
Provision for losses	53,733	183,935
Charge-offs	(131,900)	(157,634)
Recoveries	3,950	4,255
Ending balance	83,036	163,253

Nonperforming Assets at Period-End

Nonaccrual loans - ASC 310-30 (1)	$7,736	$31,203
Nonaccrual loans - all other	156,080	295,707
Total nonaccrual loans	163,816	326,910
Loans 90 days past due and still accruing interest	6,000	-
Repossessed assets	67,107	38,584
Total nonperforming assets	236,923	365,494

Asset Quality Ratios

Annualized net (chargeoffs) recoveries to average loans	-9.50%	-8.80%
Nonperforming loans to total loans	10.45%	15.56%
Nonperforming assets to total assets	9.72%	11.91%
Allowance for loan losses to total loans	5.11%	7.77%

Composition of Loan Portfolio at Period-End	September 30, 2011	September 30, 2010

Commercial	$258,759	$317,554
Construction	318,805	560,173
Real-estate commercial	585,825	677,829
Real-estate residential	434,117	511,201
Installment	27,781	34,718
Deferred loan fees and related costs	(180)	(390)
Total loans	1,625,107	2,101,085

(1) Represents acquired loans which were recorded at their
estimated present values at the acquisition date, in accordance with ASC 310-30

Hampton Roads Bankshares, Inc.
Financial Highlights
Unaudited
(in thousands, except per share data)

Operating Results	Q3 2011	Q2 2011	Q1 2011	Q3 2010

Interest income	$24,449	$26,283	$27,183	$29,496
Interest expense	6,897	8,048	8,959	11,553
Net interest income	17,552	18,235	18,224	17,943
Provision for loan losses	17,679	14,740	21,314	83,684
Noninterest income	(171)	3,383	2,125	5,955
Noninterest expense	24,086	25,553	30,642	24,779
Income tax expense (benefit)	2,110	-	44	(85)
Net (income) loss	(26,494)	(18,675)	(31,651)	(84,480)
Minority Interest	247	118	17	413
Preferred stock dividend and accretion of discount	-	-	-	(114,912)
Net income (loss) available to common shareholders	(26,741)	(18,793)	(31,668)	30,019

Per Share Data

Earnings (loss) per share:
Basic	$(0.77)	$(0.56)	$(0.95)	$25.57
Diluted	(0.77)	(0.56)	(0.95)	25.40
Common dividends declared	-	-	-	-
Book value per common share	3.93	4.68	4.79	6.14
Book value per common share - tangible	3.81	4.39	4.48	5.72

Balance Sheet at Period-End

Total assets	$2,438,691	$2,597,385	$2,717,383	$3,067,572
Gross loans	1,625,107	1,712,547	1,806,447	2,101,085
Allowance for loan losses	83,036	94,595	109,990	163,253
Total securities	300,271	330,113	373,267	190,159
Intangible assets	4,130	9,884	10,371	11,353
Total deposits	2,044,395	2,160,652	2,271,002	2,593,110
Total borrowings	236,529	251,917	262,562	268,872
Shareholders' equity	135,670	161,646	159,863	168,543
Shareholders' equity - tangible	131,540	151,762	149,492	157,190
Common shareholders' equity	135,670	161,646	159,863	168,543
Common shareholders' equity - tangible	131,540	151,762	149,492	157,190

Daily Averages

Total assets	$2,531,650	$2,624,810	$2,810,261	$2,898,484
Gross loans	1,691,139	1,785,947	1,927,129	2,236,573
Total securities	311,067	365,839	366,543	197,719
Intangible assets	7,884	10,142	10,641	11,632
Total deposits	2,108,225	2,189,422	2,340,879	2,573,022
Total borrowings	242,241	255,350	262,893	272,685
Shareholders' equity	157,844	156,838	183,764	30,418
Shareholders' equity - tangible	149,960	146,696	173,123	18,786
Common shareholders' equity	157,844	156,838	183,764	(103,976)
Common shareholders' equity - tangible	149,960	146,696	173,123	(115,608)
Interest-earning assets	2,184,958	2,283,056	2,477,077	2,453,842
Interest-bearing liabilities	2,112,414	2,212,174	2,383,193	2,598,025

Financial Ratios	Q3 2011	Q2 2011	Q1 2011	Q3 2010

Return on average assets	-4.19%	-2.87%	-4.57%	4.11%
Return on average common equity	-67.21%	-48.06%	-69.89%	-114.54%
Return on average common equity - tangible	-70.75%	-51.38%	-74.19%	-103.02%
Net interest margin	3.19%	3.20%	2.98%	2.90%
Efficiency ratio	161.56%	120.36%	150.58%	103.68%
Tangible common equity to tangible assets	5.40%	5.87%	5.52%	5.14%

Nonperforming Assets at Period-End

Nonaccrual loans - ASC 310-30 (1)	$7,736	$9,905	$12,574	$31,203
Nonaccrual loans - all other	156,080	169,832	185,134	295,707
Total nonaccrual loans	163,816	179,737	197,708	326,910
Loans 90 days past due and still accruing interest	6,000	-	770	-
Repossessed assets	67,107	68,296	70,790	38,584
Total nonperforming assets	236,923	248,033	269,268	365,494

Asset Quality Ratios

Annualized net (chargeoffs) recoveries to average loans	-6.86%	-6.77%	-14.43%	-16.61%
Nonperforming loans to total loans	10.45%	10.50%	10.99%	15.56%
Nonperforming assets to total assets	9.72%	9.55%	9.91%	11.91%
Allowance for loan losses to total loans	5.11%	5.52%	6.09%	7.77%

(1) Represents acquired loans which were recorded at their
estimated present values at the acquisition date, in accordance with ASC 310-30